UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

 _______________________

Date of Report

(Date of earliest

event reported):  August 25, 2013

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

                                         (917) 804-3584

(Registrant’s telephone number, including area code)

                                          Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of AgFeed Industries, Inc.’s (the “Company”) previously disclosed bankruptcy process and K. Ivan F. Gothner’s diminished role as Chief Executive Officer of the Company, on August 25, 2013, the Board of Directors (the “Board”) of the Company decided to terminated the employment of Mr. Gothner, on and effective as of August 31, 2013. Mr. Gothner will continue to serve as non-executive Chairman of the Board.

Under the terms of his employment agreement (the “Employment Agreement”), Mr. Gothner is entitled to certain severance benefits. The foregoing description of the Employment Agreement is a summary only, and is qualified in its entirety by the copy of the Employment Agreement that is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit. The following exhibit is being filed herewith:

(10)	Employment Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner (incorporated by reference to Exhibit 10.1 of AgFeed’s Current Report on Form 8-K (Commission File No. 001-33674) filed on September 24, 2012).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: August 25, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10)	Employment Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner (incorporated by reference to Exhibit 10.1 of AgFeed’s Current Report on Form 8-K (Commission File No. 001-33674) filed on September 24, 2012).

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